P00000042163

Florida Department of State
Division of Corporations
Public Access System

Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H09000158688 3)))

H090001586883ABCC

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To:
Division of Corporations
Fax Number : (850)617-6380

From:
Account Name : WILLIAMS LAW GROUP
Account Number : I19990000087
Phone : (813)831-9448
Fax Number : (813)832-5284

COR AMND/RESTATE/CORRECT OR O/D RESIGN

AMERICAN RESTAURANT CONCEPTS INC.

Certificate of Status	0
Certified Copy	1
Page Count	03
Estimated Charge	$35.00

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RECEIVED
2009 JUL -7 AM 8:00
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

FILED
2009 JUL -7 AM 10:41
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

TB 7-8-09

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FILED
2009 JUL -7 AM 10:41
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Articles of Amendment
to
Articles of Incorporation
of

AMERICAN RESTAURANT CONCEPTS INC.
(Name of Corporation as currently filed with the Florida Dept. of State)

P00000042163
(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____

____

____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address.

Name of New Registered Agent: ____________________

New Registered Office Address ____________________
(Florida street address)

____________________, Florida __________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent.
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

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If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
			☐ Add ☐ Remove
			☐ Add ☐ Remove
			☐ Add ☐ Remove

E. If amending or adding additional Articles, enter change(s) here:
(attach additional sheets, if necessary). (Be specific)

Article IV is amended in its entirety to read:

This corporation is authorized to issue 100,000,000 shares of $.01 par value common stock, which shall be designated as "Class A Common Shares."

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself
(if not applicable, indicate N/A)

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The date of each amendment(s) adoption: January 5, 2009
(date of adoption is required)

Effective date if applicable: ______________________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated June 25, 2009

Signature [signature]
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Michael Rosenberger
(Typed or printed name of person signing)

President
(Title of person signing)

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